UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): November 26, 2008

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement;

On November 26, 2008, Comstock Homes of Atlanta (“CHOA”), Highland Avenue Properties, LLC (“Highland”) (collectively the “Borrowers”) and Comstock Homebuilding Companies, Inc. (the “Company”, the “Guarantor” and together with the Borrowers, the “Obligors”), entered into a Forbearance and Conditional Release Agreement (“Forbearance Agreement”) with Bank of America, N.A. (“BofA”) relating to approximately $5,723,000 of outstanding debts (the “Secured Debts”) owed by the Borrowers to BofA. Under the terms of the Forbearance Agreement, BofA agreed to release the Obligors from their obligations and guarantees relating to the Secured Debts (the “Release”) upon the earlier of completion of foreclosure proceedings by BofA on all collateral pledged to secure the Debts or February 15, 2009. The assets pledged include developed building lots, developed land and/or speculative single family homes at: Brentwood Estates, Senator’s Ridge and Highland Avenue, all single family home developments in Atlanta, Georgia (individually and collectively, the “Collateral”). BofA is expected to complete foreclosure proceedings on the Collateral on December 2, 2008. Upon completion of the foreclosures BofA will release the Obligors and the Secured Debts will be considered paid in full with no deficiency liability post foreclosure.

The Forbearance Agreement covers two loans from BofA to the Borrowers for which the Company is Guarantor. The loans include: a construction loan to CHOA in the original principal amount of $7,500,000 relating to the Brentwood Estates and Senator’s Ridge Collateral with $1,453,508 outstanding and an acquisition and development loan to Highland in the original principal amount of $4,851,235 relating to the Highland Avenue project with $4,269,364 outstanding.

On November 26, 2008, Comstock Homebuilding Companies, Inc. (the “Company”) entered into a Loan Modification Agreement (“Modification Agreement”) with Bank of America, N.A. (“BofA”) relating to approximately $3,100,000 of outstanding debts owed by the Company to BofA under the Company’s unsecured Revolving Line of Credit Note originally dated February 22, 2006 (the “Unsecured Loan”). Under the terms of the Modification Agreement, BofA agreed to extend the maturity date of the Unsecured Loan to December 28, 2018 and modify the payment terms associated with the Unsecured Loan. From the date of execution until January 28, 2010, the Unsecured Loan will accrue interest with no payments from the Company. On January 28, 2010 the Company will make a payment to BofA in the amount of the accrued interest. From February 28, 2010 until January 28, 2012 the Company will make monthly interest-only payments to BofA. Commencing January 28, 2012 until maturity the Company will make monthly principal and interest payments to BofA. In connection with the Modification Agreement the outstanding balance of the Unsecured Loan was increased to $3,591,988.

On December 1, 2008 the Company issued a press release announcing the debt restructurings. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release by Comstock Homebuilding Companies, Inc., dated December 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2008

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Jubal R. Thompson
General Counsel and Secretary